Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2023 FOURTH QUARTER AND FULL YEAR RESULTS

ACHIEVED RECORD REVENUES FOR YEAR

ATLANTA, (March 4, 2024) -- Crawford & Company® (NYSE: CRD-A and CRD-B) today announced its financial results for the fourth quarter ended December 31, 2023.

Based in Atlanta, Crawford & Company (NYSE: CRD‐A and CRD‐B) is a leading global provider of claims management and outsourcing solutions to insurance companies and self‐insured entities with an expansive network serving clients in more than 70 countries. The Company’s two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available on the Company's website.

GAAP Consolidated Results

Fourth Quarter 2023

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Revenues before reimbursements of $296.1 million, down (8)% from $322.2 million for the 2022 fourth quarter
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Net loss attributable to shareholders of $(0.8) million, compared with a loss of ($14.1) million in the 2022 fourth quarter
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Diluted loss per share of $(0.02) for both CRD-A and CRD-B, compared with diluted loss per share of ($0.29) for both CRD-A and CRD-B in the 2022 fourth quarter

Non-GAAP Consolidated Results

Fourth Quarter 2023

Non-GAAP consolidated results for the fourth quarter of 2023 exclude the non-cash, after-tax amortization of intangible assets of $1.6 million, non-service related pension costs of $1.6 million, and a contingent earnout adjustment of $0.8 million. Non-GAAP consolidated results for 2022 exclude a similar adjustment for amortization of intangible assets of $1.5 million, income tax reserves of $11.8 million on certain international tax assets, the income tax impact of the third quarter 2022 goodwill impairment of $12.4 million, and the contingent earnout adjustment benefit of $(0.2) million.

•
Foreign currency exchange rates increased revenues before reimbursements by $3.4 million or 1%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $292.7 million, decreasing (9)% from the 2022 fourth quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $3.3 million in the 2023 fourth quarter, compared with $11.4 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.06 for CRD-A and $0.07 CRD-B in the 2023 fourth quarter, compared with $0.23 for both CRD-A and CRD-B in the prior year fourth quarter
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Consolidated adjusted operating earnings, on a non-GAAP basis, were $7.8 million, or 2.6% of revenues before reimbursements in the 2023 fourth quarter, compared with $23.4 million, or 7.3% of revenues, in the 2022 fourth quarter
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Consolidated adjusted EBITDA, a non-GAAP financial measure, was $15.7 million, or 5.3% of revenues before reimbursements in the 2023 fourth quarter, compared with $30.8 million, or 9.6% of revenues, in the 2022 fourth quarter

GAAP Consolidated Results

Full Year 2023

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Revenues before reimbursements of $1.267 billion, up 7% over $1.189 billion for 2022
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Net income attributable to shareholders of $30.6 million, compared with a loss of $(18.3) million in 2022
•
Diluted earnings per share of $0.61 for CRD-A and $0.62 for CRD-B, compared with diluted loss per share of $(0.37) for both CRD-A and CRD-B in 2022

Non-GAAP Consolidated Results

Full Year 2023

Non-GAAP consolidated results for 2023 exclude the non-cash, after-tax amortization of intangible assets of $6.7 million, non-service related pension costs of $6.4 million, and a contingent earnout adjustment of $3.4 million. Non-GAAP consolidated results for 2022 exclude a similar adjustment for amortization of intangible assets of $5.9 million, income tax reserves of $11.8 million on certain international tax assets, goodwill impairment of $33.3 million, non-service related pension credits of $(1.4) million, and a contingent earnout adjustment of $2.2 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $(12.8) million or (1)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $1.280 billion, increasing 8% over 2022
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $47.0 million in 2023, compared with $33.4 million in 2022
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.95 for both CRD-A and CRD-B in 2023, compared with $0.67 for both CRD-A and CRD-B in 2022
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $85.4 million, or 6.7% of revenues before reimbursements in 2023, compared with $61.9 million, or 5.2% of revenues, in 2022
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Consolidated adjusted EBITDA, a non-GAAP financial measure, was $118.7 million, or 9.4% of revenues before reimbursements in 2023, compared with $94.7 million, or 8.0% of revenues, in 2022

Management Comments

Mr. Rohit Verma, president and chief executive officer of Crawford & Company, commented, “2023 was a strong year for Crawford with a record-setting consolidated revenue of $1.27 billion and enhanced margin performance. Our 2023 results reflect the success of our growth strategy and the strength of our client relationships as demonstrated by full year revenue and profit records in U.S. Loss Adjusting, Broadspire and Praxis as well as significant progress in our International segment. As indicated in our third quarter earnings materials, our fourth quarter performance was impacted by benign weather activity, which resulted in reduced weather-related revenue as compared to the fourth quarter of 2022, where several severe weather events drove significant revenue performance for the Company. That said, both Broadspire and our International business saw double digit revenue growth in the fourth quarter of 2023, reflecting the underlying strength of our businesses.”

Mr. Verma continued, “2023 marked a momentous year of growth and margin expansion with operating earnings increasing 38% from 2022. As we move through 2024, I am optimistic about the prospects that lie ahead for our business, presenting ample opportunities to further enhance our brand presence and expand our market share.”

Segment Results for the Fourth Quarter and Full Year

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $69.7 million in the 2023 fourth quarter, decreasing (10.3)% from $77.7 million in the 2022 fourth quarter.

The segment had operating earnings of $0.8 million in the 2023 fourth quarter, decreasing from $8.6 million in the 2022 fourth quarter. The operating margin was 1.1% in the 2023 quarter and 11.0% in the 2022 quarter.

North America Loss Adjusting revenues before reimbursements were $303.6 million in 2023, increasing 10.5% from $274.8 million in 2022. Absent foreign exchange rate decreases of $(3.6) million, revenues would have been $307.2 million in 2023.

The segment had operating earnings of $23.2 million in 2023, increasing from $19.1 million in 2022. The operating margin was 7.6% in 2023 and 7.0% in 2022.

International Operations

International Operations revenues before reimbursements were $97.2 million in the 2023 fourth quarter, up 9.9% from $88.4 million in the 2022 fourth quarter. Absent foreign exchange rate increases of $3.5 million, revenues would have been $93.7 million for the 2023 fourth quarter.

Operating earnings were $2.2 million in the 2023 fourth quarter, increasing from losses of $(5.3) million in the 2022 period. The segment’s operating margin for the 2023 quarter was 2.3% as compared with (6.0)% in the 2022 quarter.

International Operations revenues before reimbursements were $382.4 million in 2023, up 7.0% from $357.5 million in 2022, including $1.5 million from the Van Dijk acquisition. Absent foreign exchange rate decreases of $9.2 million, revenues would have been $391.6 million in 2023.

Operating earnings were $11.2 million in 2023, improving from losses of $(12.9) million in 2022. The segment’s operating margin for 2023 was 2.9% as compared with (3.6)% in 2022.

Broadspire

Broadspire segment revenues before reimbursements were $92.1 million in the 2023 fourth quarter, increasing 17.2% from $78.6 million in the 2022 quarter.

Broadspire operating earnings were $12.3 million in the 2023 fourth quarter, representing an operating margin of 13.3%, increasing from $6.7 million, or 8.6% of revenues, in the 2022 fourth quarter.

Broadspire segment revenues before reimbursements were $355.7 million in 2023, increasing 13.4% from $313.6 million in 2022.

Broadspire operating earnings were $41.9 million in 2023, representing an operating margin of 11.8%, increasing from $27.0 million, or 8.6% of revenues, in 2022.

Platform Solutions

Platform Solutions revenues before reimbursements were $37.2 million in the 2023 fourth quarter, down (52.0)% from $77.4 million in the 2022 quarter.

Operating earnings were $1.9 million in the 2023 fourth quarter, decreasing from $13.0 million in the 2022 period. The segment’s operating margin for the 2023 quarter was 5.2% as compared with 16.8% in the 2022 quarter.

Platform Solutions revenues before reimbursements were $225.5 million in 2023, down (7.5)% from $243.7 million in 2022.

Operating earnings were $28.5 million in 2023, decreasing from $35.7 million in the 2022 period. The segment’s operating margin for 2023 was 12.7% as compared with 14.7% in 2022.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $9.4 million in the 2023 fourth quarter, compared with credits of $0.3 million in the 2022 period. The increase in the fourth quarter was primarily due to a $2.5 million increase in self-insurance costs, $2.7 million increase in compensation, $1.2 million increase in professional fees, and $1.5 million increase in support costs.

Unallocated corporate costs were $19.4 million in 2023, compared with $7.1 million in 2022. The increase for 2023 was due to a $3.7 million increase in self-insurance costs, $1.8 million gain on sale of our Canadian head office building in 2022, $1.5 million increase in professional fees, $1.4 million increase in compensation, $1.2 million for certain non-recurring fair value adjustments, $1.6 million increase in unallocated payroll tax, benefits and insurance costs, and $1.1 million increase in other unallocated costs.

2022 Goodwill Impairment

The Company recognized a $36.8 million pre-tax non-cash goodwill impairment in the third quarter of 2022. This charge was partially offset by a $15.9 million reduction in income tax expense during the third quarter.

During the 2022 fourth quarter, the income tax benefit of the impairment normalized due to the non-discrete income tax treatment, which resulted in a reduction of the income tax benefit of $12.4 million, or $0.25 per share for the 2022 fourth quarter. For the year, the after tax impact of the goodwill impairment was $33.3 million, or $0.67 per share for 2022. There was no goodwill impairment in 2023.

Presentation Revision of 2023 Quarters

“Revenues before reimbursements” for the year ended December 31, 2023 includes income earned which offsets the costs of managing the funds maintained to administer claims for certain of the Company's customers. These amounts were previously presented as reductions to “Selling, general, and administrative expenses” in the Company’s Consolidated Statements of Operations in the first, second, and third quarter 2023 interim financial statements. The Company adjusted its interim financial information for an immaterial revision in presentation of amounts totaling approximately $3,343,000, $3,890,000, and $4,528,000 which increased “Revenues before reimbursements” and “Total Revenues” for the first, second, and third quarters of 2023, respectively, and resulted in a corresponding increase in “Selling, general, and administrative” expenses and “Total Costs and Expenses” by the same amounts. There were no revisions to amounts reported for 2022 or 2021.

The revisions are reflected in "Revenues before reimbursements" for the Company's North America Loss Adjusting and Broadspire segments. In North America Loss Adjusting, the revised presentation was approximately $472,000, $533,000, and $597,000 for the first, second, and third quarter of 2023, respectively. In Broadspire, the revised presentation was $2,871,000, $3,357,000, and $3,930,000 for the first, second, and third quarter of 2023, respectively.

Other Matters

The Company recognized pretax contingent earnout adjustments totaling an expense of $0.9 million and a benefit of $(0.3) million in the 2023 fourth quarter and comparable 2022 period, respectively, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. Contingent earnout expense was $4.0 million in 2023, compared with $2.9 million in 2022. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.2 million in the 2023 fourth quarter compared with $0.1 million in the 2022 period. Non-service pension costs totaled $8.6 million in 2023 compared to a credit of $(1.6) million in 2022. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

During the 2022 fourth quarter, the Company recognized an $11.8 million income tax reserve, or $0.24 per share, primarily related to previously benefited tax losses in certain international jurisdictions. These tax assets currently do not expire and are available for future use depending on the profitability of those jurisdictions.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of December 31, 2023, totaled $58.4 million, compared with $46.0 million at December 31, 2022. The Company’s total debt outstanding as of December 31, 2023, totaled $209.1 million, compared with $238.9 million at December 31, 2022.

The Company’s operations provided $103.8 million of cash during 2023, compared with $27.6 million provided in 2022. The increase in cash provided by operating activities was primarily due to a $58.4 million improvement in the change in billed and unbilled accounts receivables, $19.8 million related to incentive compensation, and higher earnings, partially offset by the timing of other payments.

The Company made no contributions to its U.S. defined benefit pension plan and $2.4 million in contributions to its U.K. plans for 2023, compared with no contributions to the U.S. plan and $0.6 million to the U.K. plans in 2022.

During 2023, the Company didn't repurchase any shares of CRD-A, but repurchased 293,952 shares of CRD-B at an average per share cost of $9.30. The total cost of share repurchases during 2023 was $2.7 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on March 5, 2024 at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2023 results. The conference call can be accessed live by dialing 1-888-259-6580 and using Conference ID 83186255. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through April 5, 2024. You may dial 1-877-674-7070 and use passcode 186255# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, goodwill impairment, amortization of customer-relationship intangible assets, contingent earnout adjustments, reserves on certain income tax assets, non-service pension costs and credits, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, goodwill impairment, contingent earnout adjustments, reserves on certain income tax assets, non-service pension costs and credits, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, and non-service pension costs and credits are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs and credits represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

Goodwill impairments and reserves on certain income tax assets arise from time to time due to various factors, but are not allocated to our operating segments since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Year Ended
(in thousands)		December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$176,087	59.5%	$210,615	65.4%	$788,364	62.2%	$734,264	61.7%
U.K.	GBP	37,214	12.6%	28,977	9.0%	143,353	11.3%	121,814	10.2%
Canada	CAD	22,882	7.7%	23,169	7.2%	96,374	7.6%	97,766	8.2%
Australia	AUD	20,692	7.0%	24,898	7.7%	89,479	7.1%	94,692	8.0%
Europe	EUR	14,545	4.9%	12,474	3.9%	57,513	4.5%	54,447	4.6%
Rest of World	Various	24,701	8.3%	22,055	6.8%	92,048	7.3%	86,499	7.3%
Total Revenues, before reimbursements		$296,121	100.0%	$322,188	100.0%	$1,267,131	100.0%	$1,189,482	100.0%

Following is a reconciliation of consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating earnings:
North America Loss Adjusting	$752	$8,575	$23,185	$19,108
International Operations	2,207	(5,298)	11,181	(12,946)
Broadspire	12,266	6,722	41,873	27,021
Platform Solutions	1,946	13,032	28,541	35,746
Unallocated corporate and shared costs, net	(9,421)	328	(19,419)	(7,050)
Consolidated operating earnings	7,750	23,359	85,361	61,879
(Deduct) add:
Net corporate interest expense	(3,772)	(4,110)	(17,036)	(10,311)
Stock option expense	(112)	(70)	(552)	(548)
Amortization expense	(1,926)	(2,052)	(7,790)	(7,836)
Non-service pension costs and credits	(2,165)	(55)	(8,601)	1,591
Goodwill impairment	—	—	—	(36,808)
Contingent earnout adjustments	(925)	325	(4,025)	(2,921)
Reserves on certain income tax assets	—	(11,767)	—	(11,767)
Income tax provision	161	(19,903)	(17,097)	(11,811)
Net loss attributable to noncontrolling interests	171	186	349	227
Net (loss) income attributable to shareholders of Crawford & Company	$(818)	$(14,087)	$30,609	$(18,305)

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (loss) income attributable to shareholders of Crawford & Company	$(818)	$(14,087)	$30,609	$(18,305)
Add (Deduct):
Depreciation and amortization	8,386	8,719	35,742	36,098
Stock-based compensation	1,420	705	5,603	4,923
Net corporate interest expense	3,772	4,110	17,036	10,311
Non-service pension costs and credits	2,165	55	8,601	(1,591)
Goodwill impairment	—	—	—	36,808
Contingent earnout adjustments	925	(325)	4,025	2,921
Reserves on certain income tax assets	—	11,767	—	11,767
Income tax provision	(161)	19,903	17,097	11,811
Non-GAAP adjusted EBITDA	$15,689	$30,847	$118,713	$94,743

Following is a reconciliation of operating cash flow to free cash flow for the twelve months ended December 31, 2023 and 2022:

Twelve Months Ended
(in thousands)	December 31, 2023	December 31, 2022	Change
Net Cash Provided by Operating Activities	$103,790	$27,634	$76,156
Less:
Property & Equipment Purchases, net	(4,890)	(6,838)	1,948
Capitalized Software (internal and external costs)	(31,706)	(27,761)	(3,945)
Free Cash Flow	$67,194	$(6,965)	$74,159

Following are the reconciliations of GAAP Pretax (Loss) Earnings, Net (Loss) Income and (Loss) Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2023 and 2022 before goodwill impairment, amortization of intangible assets, reserves on certain income tax assets, non-service related pension costs (credits) and contingent earnout adjustments:

Three Months Ended December 31, 2023
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share(1)
GAAP	$(1,150)	$(818)	$(0.02)	$(0.02)
Adjustments:
Amortization of intangible assets	1,926	1,623	0.03	0.03
Non-service related pension costs	2,165	1,614	0.03	0.03
Contingent earnout adjustments	925	849	0.02	0.02
Non-GAAP Adjusted	$3,866	$3,268	$0.06	$0.07

Three Months Ended December 31, 2022
(in thousands)	Pretax earnings	Net (loss) income attributable to Crawford & Company(2)	Diluted (loss) earnings per CRD-A share(2)	Diluted (loss) earnings per CRD-B share(2)
GAAP	$17,397	$(14,087)	$(0.29)	$(0.29)
Adjustments:
Amortization of intangible assets	2,052	1,539	0.03	0.03
Non-service related pension costs	55	48	—	—
Contingent earnout adjustments	(325)	(241)	—	—
Income tax impact of third quarter goodwill impairment	—	12,392	0.25	0.25
Reserves on certain income tax assets	—	11,767	0.24	0.24
Non-GAAP Adjusted	$19,179	$11,418	$0.23	$0.23

Year Ended December 31, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$47,357	$30,609	$0.61	$0.62
Adjustments:
Amortization of intangible assets	7,790	6,662	0.13	0.13
Contingent earnout adjustments	4,025	3,352	0.07	0.07
Non-service related pension costs	8,601	6,396	0.13	0.13
Non-GAAP Adjusted	$67,773	$47,019	$0.95	$0.95

Year Ended December 31, 2022
(in thousands)	Pretax earnings	Net (loss) income attributable to Crawford & Company(2)	Diluted (loss) earnings per CRD-A share(2)	Diluted (loss) earnings per CRD-B share(2)
GAAP	$5,046	$(18,305)	$(0.37)	$(0.37)
Adjustments:
Amortization of intangible assets	7,836	5,877	0.12	0.12
Non-service related pension costs	(1,591)	(1,389)	(0.03)	(0.03)
Contingent earnout adjustments	2,921	2,163	0.04	0.04
Goodwill impairment	36,808	33,300	0.67	0.67
Reserves on certain income tax assets	—	11,767	0.24	0.24
Non-GAAP Adjusted	$51,020	$33,413	$0.67	$0.67

(1) Sum of reconciling items may differ from total due to rounding of individual components.

(2) The income tax impact of goodwill impairment was based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the third quarter 2022 goodwill impairment, the income tax benefit normalized as income was earned during the remainder of the year, resulting in a lower full year income tax benefit during 2022.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,213	28,597	29,039	29,196
Class B Common Stock	19,653	19,848	19,796	20,113
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	29,213	28,597	29,799	29,196
Class B Common Stock	19,653	19,848	19,796	20,113

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,218	28,966	29,799	29,553
Class B Common Stock	19,653	19,848	19,796	20,113

(1) The Company had a net loss for GAAP reporting during the three months ended December 31, 2023 and three and twelve months ended December 31, 2022, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the twelve months ended December 31, 2023, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the three and twelve months ended December 31, 2023, financial position as of December 31, 2023, and cash flows for the twelve months ended December 31, 2023 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$296,121	$322,188	(8)%
Reimbursements	13,044	11,181	17%
Total Revenues	309,165	333,369	(7)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	216,981	238,180	(9)%
Reimbursements	13,044	11,181	17%
Total Costs of Services	230,025	249,361	(8)%

Selling, General, and Administrative Expenses	74,877	62,528	20%
Corporate Interest Expense, Net	3,772	4,110	(8)%
Total Costs and Expenses	308,674	315,999	(2)%

Other (Expense) Income, Net	(1,641)	27	nm

(Loss) Income Before Income Taxes	(1,150)	17,397	(107)%
(Benefit) Provision for Income Taxes	(161)	31,670	(101)%

Net Loss	(989)	(14,273)	93%

Net Loss Attributable to Noncontrolling Interests	171	186	(8)%

Net Loss Attributable to Shareholders of Crawford & Company	$(818)	$(14,087)	94%

Loss Per Share - Basic:
Class A Common Stock	$(0.02)	$(0.29)	93%
Class B Common Stock	$(0.02)	$(0.29)	93%

Loss Per Share - Diluted:
Class A Common Stock	$(0.02)	$(0.29)	93%
Class B Common Stock	$(0.02)	$(0.29)	93%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.06	17%
Class B Common Stock	$0.07	$0.06	17%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$1,267,131	$1,189,482	7%
Reimbursements	49,788	41,744	19%
Total Revenues	1,316,919	1,231,226	7%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	908,059	883,128	3%
Reimbursements	49,788	41,744	19%
Total Costs of Services	957,847	924,872	4%

Selling, General, and Administrative Expenses	286,506	255,750	12%
Corporate Interest Expense, Net	17,036	10,311	65%
Goodwill Impairment	-	36,808	(100)%
Total Costs and Expenses	1,261,389	1,227,741	3%

Other (Expense) Income, Net	(8,173)	1,561	(624)%

Income Before Income Taxes	47,357	5,046	839%
Provision for Income Taxes	17,097	23,578	(27)%

Net Income (Loss)	30,260	(18,532)	263%

Net Loss Attributable to Noncontrolling Interests	349	227	54%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$30,609	$(18,305)	267%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.63	$(0.37)	270%
Class B Common Stock	$0.63	$(0.37)	270%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.61	$(0.37)	265%
Class B Common Stock	$0.62	$(0.37)	268%

Cash Dividends Per Share:
Class A Common Stock	$0.26	$0.24	8%
Class B Common Stock	$0.26	$0.24	8%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2023 and December 31, 2022

Unaudited

(In Thousands, Except Par Values)

	December 31,	December 31,
	2023	2022
ASSETS

Current Assets:
Cash and Cash Equivalents	$58,363	$46,007
Accounts Receivable, Net	131,362	141,106
Unbilled Revenues, at Estimated Billable Amounts	116,611	126,274
Income Taxes Receivable	4,842	9,098
Prepaid Expenses and Other Current Assets	58,168	28,782
Total Current Assets	369,346	351,267

Net Property and Equipment	22,742	27,809

Other Assets:
Operating Lease Right-of-Use Asset, Net	88,615	93,334
Goodwill	76,724	76,622
Intangible Assets Arising from Business Acquisitions, Net	81,786	88,039
Capitalized Software Costs, Net	96,770	82,975
Deferred Income Tax Assets	26,247	19,573
Other Noncurrent Assets	36,969	51,888
Total Other Assets	407,111	412,431

Total Assets	$799,199	$791,507

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$14,813	$27,048
Accounts Payable	45,107	50,847
Accrued Compensation and Related Costs	97,842	79,285
Self-Insured Risks	33,238	12,614
Income Taxes Payable	6,130	1,208
Operating Lease Liability	24,351	22,910
Other Accrued Liabilities	42,271	56,293
Deferred Revenues	35,540	29,282
Total Current Liabilities	299,292	279,487

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	194,335	211,810
Operating Lease Liability	78,029	84,628
Deferred Revenues	24,871	24,737
Accrued Pension Liabilities	24,006	25,914
Other Noncurrent Liabilities	38,835	41,553
Total Noncurrent Liabilities	360,076	388,642

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,525	28,764
Class B Common Stock, $1.00 Par Value	19,555	19,848
Additional Paid-in Capital	82,589	78,158
Retained Earnings	228,564	213,094
Accumulated Other Comprehensive Loss	(218,615)	(215,321)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	141,618	124,543
Noncontrolling Interests	(1,787)	(1,165)
Total Shareholders’ Investment	139,831	123,378

Total Liabilities and Shareholders’ Investment	$799,199	$791,507

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$69,684	$77,720	(10.3)%	$97,152	$88,404	9.9%	$92,123	$78,615	17.2%	$37,162	$77,449	(52.0)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	52,224	55,508	(5.9)%	66,382	64,344	3.2%	55,802	50,862	9.7%	23,563	53,025	(55.6)%

% of Revenues Before Reimbursements	74.9%	71.4%		68.3%	72.8%		60.6%	64.7%		63.4%	68.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	16,708	13,637	22.5%	28,563	29,358	(2.7)%	24,055	21,031	14.4%	11,653	11,392	2.3%

% of Revenues Before Reimbursements	24.0%	17.5%		29.4%	33.2%		26.1%	26.8%		31.4%	14.7%

Total Operating Expenses	68,932	69,145	(0.3)%	94,945	93,702	1.3%	79,857	71,893	11.1%	35,216	64,417	(45.3)%

Operating Earnings (Loss) (1)	$752	$8,575	(91.2)%	$2,207	$(5,298)	141.7%	$12,266	$6,722	82.5%	$1,946	$13,032	(85.1)%

% of Revenues Before Reimbursements	1.1%	11.0%		2.3%	(6.0)%		13.3%	8.6%		5.2%	16.8%

Twelve Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$303,629	$274,755	10.5%	$382,393	$357,452	7.0%	$355,650	$313,564	13.4%	$225,459	$243,711	(7.5)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	214,642	198,445	8.2%	256,560	254,617	0.8%	217,253	198,473	9.5%	147,801	163,449	(9.6)%

% of Revenues Before Reimbursements	70.7%	72.2%		67.1%	71.2%		61.1%	63.3%		65.6%	67.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	65,802	57,202	15.0%	114,652	115,781	(1.0)%	96,524	88,070	9.6%	49,117	44,516	10.3%

% of Revenues Before Reimbursements	21.7%	20.8%		30.0%	32.4%		27.1%	28.1%		21.8%	18.3%

Total Operating Expenses	280,444	255,647	9.7%	371,212	370,398	0.2%	313,777	286,543	9.5%	196,918	207,965	(5.3)%

Operating Earnings (Loss) (1)	$23,185	$19,108	21.3%	$11,181	$(12,946)	186.4%	$41,873	$27,021	55.0%	$28,541	$35,746	(20.2)%

% of Revenues Before Reimbursements	7.6%	7.0%		2.9%	(3.6)%		11.8%	8.6%		12.7%	14.7%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, non-service pension costs and credits, contingent earnout adjustments, goodwill impairments, reserves on certain income tax assets, and certain unallocated corporate and shared costs and credits. See page 5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2023 and December 31, 2022

Unaudited

(In Thousands)

	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$30,260	$(18,532)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,742	36,098
Goodwill impairment	—	36,808
Deferred income taxes	(12,279)	7,397
Stock-based compensation	5,603	4,923
Loss (gain) on sale of property and equipment	646	(1,490)
Contingent earnout adjustments	4,025	2,921
Changes in operating assets and liabilities:
Accounts receivable, net	11,663	(15,537)
Unbilled revenues, net	11,879	(19,319)
Accrued or prepaid income taxes	13,063	(7,444)
Accounts payable and accrued liabilities	(2,822)	(5,985)
Deferred revenues	5,913	(397)
Accrued retirement costs	7,174	(1,366)
Prepaid expenses and other operating activities	(7,077)	9,557
Net cash provided by operating activities	103,790	27,634

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(4,890)	(6,838)
Capitalization of computer software costs	(31,706)	(27,761)
Payments for business acquisitions, net of cash acquired	—	(26,309)
Cash proceeds from sale of property and equipment	—	3,032
Net cash used in investing activities	(36,596)	(57,876)

Cash Flows From Financing Activities:
Cash dividends paid	(12,701)	(11,842)
Repurchases of common stock	(2,731)	(26,749)
Increases in short-term and revolving credit facility borrowings	37,578	106,481
Payments on short-term and revolving credit facility borrowings	(69,066)	(39,025)
Payments of contingent consideration on acquisitions	(7,060)	(2,118)
Other financing activities	(700)	(807)
Net cash (used in) provided by financing activities	(54,680)	25,940

Effects of exchange rate changes on cash and cash equivalents	386	(2,742)
Increase (decrease) in cash, cash equivalents, and restricted cash(1)	12,900	(7,044)
Cash, cash equivalents, and restricted cash at beginning of year(1)	46,645	53,689
Cash, cash equivalents, and restricted cash at end of period(1)	$59,545	$46,645

(1)The 2023 amounts include beginning restricted cash of $638 at December 31, 2022, and ending restricted cash of $1,182 at December 31, 2023, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.